SERVICE AGREEMENT

                           WESTERN RESOURCES, INC.
                                    and
                            PROTECTION ONE, INC.

         THIS SERVICE AGREEMENT (together with one or more Exhibits which may be incorporated into this agreement from time to time, the "Agreement") is made and entered into as of this 1st day of April, 1999 by and between WESTERN RESOURCES, INC., a Kansas corporation, ("Western") and PROTECTION ONE, INC., a Delaware corporation ("Protection One").

         WHEREAS, Protection One has requested that Western assist it by providing to Protection One and certain of its subsidiaries and affiliates identified in the respective individual Exhibits which may, from time to time be attached hereto (each such entity a "Client Group Member", and collectively the "Client Group") the services described in the Exhibits hereto (the "Services"), and Western has agreed to provide such Services to Client Group Members, subject to the terms and conditions of this Agreement.

         NOW THEREFORE, for and in consideration of the mutual covenants set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Services. Protection One hereby retains Western to cause the Services described in Section 1 of each Exhibit to this Agreement to be provided to each Client Group Member (as defined in Section 3 of such respective Exhibit), and Western agrees to cause such Services to be provided, subject to the terms and conditions of this Agreement.

         2. Payment for Services. In exchange for the Services, Protection One shall cause Western to be paid in accordance with the terms set forth in Section 4 of each respective Exhibit to this Agreement. Protection One shall be solely responsible, without right of reimbursement, for the satisfaction of any tax, other than income tax, imposed by a state or local taxing authority with respect to, or arising out of, the Services provided under this Agreement or payment thereof ("Transaction Taxes").

         3. Term and Termination. The term for which a particular Service shall be provided shall be set forth in Section 2 of each respective Exhibit to this Agreement.

         4. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, return receipt requested, and such notice shall be deemed to be given on the date hand-delivered or on the third day after the date deposited in the United States mail, or other comparable commercial delivery system, with postage or delivery charges thereon prepaid, addressed as follows:

      If to Western:                       If to Protection One:

      Rita A. Sharpe                       John E. Mack III
      818 South Kansas                     600 Corporate Pointe, 12th Floor
      Topeka, Kansas 66612                 Culver City, California 90230


      with copy to:                        with copy to:
      General Counsel



         5. Governing Law. This Agreement shall be governed by and construed according to the internal laws of, and without regard to conflicts of law provisions, the State of Kansas.

         6. Amendment. This Agreement may be amended only by a writing executed with the same formality as this Agreement.

         7. Contractual Arrangement. It is expressly acknowledged by the parties hereto that Western is an independent contractor. Nothing contained herein is intended or shall be construed to create an employer-employee relationship, joint venture or partnership between Western and Protection One and/or any Client Group Member. The parties acknowledge and agree that Protection One will not withhold from the compensation payable to Western hereunder any sums for income tax, employment insurance, workers compensation, Social Security, or any other withholding pursuant to any state or federal law or requirement of any governmental agency.

         8. Limitations on Liability for Work Performed. Western agrees to perform the work in a good and workmanlike manner consistent with the customs and practices of the industry providing services substantially similar to the Services. WESTERN EXPRESSLY EXCLUDES ALL OTHER GUARANTEES, WARRANTIES OR REPRESENTATIONS OF ANY KIND WHATSOEVER. WESTERN WILL NOT BE RESPONSIBLE FOR ANY INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL, OR OTHER DAMAGES WITH WESTERN'S SOLE LIABILITY BEING LIMITED TO THE REPAIR AND REASONABLE COSTS OF CORRECTING ANY ERRORS WHICH ARE ATTRIBUTABLE TO THE WORK OF WESTERN, NOT TO EXCEED IN THE AGGREGATE THE AMOUNTS PAID TO WESTERN WITH RESPECT TO THE APPLICABLE EXHIBIT.

         9. Indemnification. Protection One shall indemnify and hold Western, its members, directors, officers, employees, parents, affiliates, subsidiaries and independent contractors ("Indemnitees") harmless against any and all claims, losses, costs, damages and expenses, including, but not limited to Transaction Taxes and attorney fees, arising out of or in connection with the services provided to each Client Group Member by Western hereunder or from any breach by Western of any provision of this Agreement, or any act, omission or neglect by Western, or any Indemnitee.

         10. Confidential Information. Western and Protection One, on behalf of itself and of each Client Group Member agree that any information received by either in connection with this contract, which concerns the confidential personal, financial or other affairs of the other will be treated in full confidence and will not be revealed to any other persons, firms or organizations except as may be required by judicial process, applicable law or regulation.

         11. Entire Agreement. This Agreement contains the entire agreement and understanding between Protection One and Western and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Except for those set forth in this Agreement, the parties hereby agree that no obligation or contractual commitment of any kind, other than as specifically set out in this Agreement, (or definitive agreement(s) as may be entered into between the parties, if any, including agreements with respect to Additional Services), shall be deemed to exist between the parties, and with respect to subject matter hereof, and none of Protection One, and any Client Group Member, or Western shall be under any legal obligation of any kind whatsoever to enter into any transaction or agreement by virtue of this Agreement.

         12. Third Party Beneficiaries. There are no third party beneficiaries, express or implied, intended or unintended, to this Agreement.

         13. Binding Effect and Assignment. This Agreement and the rights and obligations under this Agreement shall not be assignable or transferable by the parties (including by operation of law in connection with a merger, consolidation or sale of all or substantially all the assets of a party) without the prior written consent of the other party hereto, except that Western may assign and transfer all its rights and obligations under this Agreement to an affiliate of Western without such written consent; provided any such assignment or transfer shall not release Western Resources of its obligations hereunder. Western will provide prompt notice to Protection One of any such assignment and transfer. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

         14. Prior Negotiations. This Agreement supersedes all prior negotiations and agreements between the parties hereto relative to the transaction contemplated by this Agreement, which contains the entire understanding of the parties hereto.

         15. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach by any party.

         16. Dispute Resolution. Each of Protection One, for itself and each Client Group Member, and Western hereby agrees that (i) it shall, promptly upon its dispute of a matter arising under this Agreement which may involve a claim(s) against the other, or a Client Group member, as the case may be, of more that $5,000 or injunctive relief, provide appropriate written notification ("Notice") of such dispute ("Dispute") to such other party(ies), (ii) it will attempt in good faith to resolve the Dispute through meeting(s) and discussions ("Discussions") with the other party(ies) to the Dispute, such Discussions to be held from time to time during the 30 calendar days immediately after the date of the Notice, and (iii) it shall designate in the Notice appropriate senior management to actively participate in the Discussions for the purpose of resolving the Dispute, proposed alternative dates and locations of such meetings, and the nature of the Dispute.

         Protection One, for itself and each Client Group Member, and Western each hereby agree that none of Protection One, Western, or any Client Group Member, shall bring a legal action against any Client Group Member, Western, or Protection One, as the case may be, without first having complied with the provisions set forth in this Section 16.

         17. Venue. Any dispute not resolved pursuant to paragraph 16 above, if raised in litigation, shall be brought in state or federal court having situs in Shawnee County, Kansas, as the parties agree that venue for all such disputes shall be in Shawnee County, Kansas.

         18. Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first-above written.



WESTERN RESOURCES, INC.                    PROTECTION ONE, INC.


Signature:    /s/                          Signature:    /s/
By:   Rita A. Sharpe                       By:   John E. Mack III
Its:  Vice President Shared Services       Its:  Chief Financial Officer
Date: 5/3/99                               Date: 5/3/99

                                  EXHIBIT 3

         This Exhibit 3 is incorporated as of October14, 1999 ("Exhibit 3 Effective Date") to that certain Service Agreement ("Service Agreement") made and entered into as of the 3rd day of May 1999 ("Effective Date") by and between WESTERN RESOURCES, INC., a Kansas corporation ("Western"), and PROTECTION ONE, INC., a Delaware corporation ("Protection One"). For purposes of this Exhibit 3, the term "Agreement" means, and is limited to, the Service Agreement together with this Exhibit 3.


Section 1.        SERVICES INCLUDED.

         Western shall cause the Services described below to be provided upon Protection One's reasonable request for itself, and for its more than 50% owned subsidiaries that are identified in Section 3 (each a "Client Group Member", and, collectively "Client Group").

         Generally. Western will, as more specifically set forth in this Exhibit 3, provide, or cause to be provided, Services to one or more Client Group Members. Unless expressly indicated otherwise, all references to Sections and subsections in this Exhibit 3 are references to such respective Sections and subsections in this Exhibit 3.

         Certain Definitions.

         "Accounting Services" means accounting oversight, tax compliance, cash management, general leger financial reporting, and similar services.

         "Facilities Services" means facility management services, project services, duplication services, mail services, real estate services, facility administration services, facility services, and other similar services.

         "Human Resources Services" means employment administration, benefits administration, training services, payroll services, and other similar services.

         "Information Technology Services" means

         (i)   Help Desk Call Center Support including

            1.    single point of contact end user support on a 24 x 7 basis,
            2. high quality, responsive support according to defined service levels,
            3. escalation of issues to Western Resources and third party resources,
            4. management of service levels provided by Western Resources and third party resources,
            5. performance and analysis reporting, 6. end user satisfaction surveys performed by a third party organization;

                                  EXHIBIT 3

         (ii) IT Asset Leasing including procurement, leased asset procurement services, lease administration services and coordination of lease expiration functions;

         (iii)Budget/SLA Development and Management including development of the annual budget and service level agreements, monthly budget analysis and development of special budget reports;

         (iv)   Technical Support including technical services requested via the
                Help  Desk  Call  Center,   the  e-mail  request   system,   and
                IT-Request,
              for the following products and services:

              (a) PC, telephone and related peripherals adds/moves/changes, (b) software and hardware installations and modifications, (c) provide high quality, skilled technicians and electronic workflow management;

         (v) Internet services including access to the Internet through Western Resources firewall;

         (vi) Support and administration of Lotus Notes SmartSuite desktop clients, and

         (vii)telephone services including access to Company network, voice mail, toll free dialing to all network locations and all other ISDN features.

              1. These services will be billed at the monthly rate of $5.00 per phone number.
              2.  Phoneset   hardware  and  PBX  port  charges  will  be  billed
                  separately.
              3. Actual long distance usage and calling card charges will be billed on a monthly basis.

         "Legal Services" means legal representation and counseling services, and other similar services.

         "Supply Chain Services" means accounts payable management services and oversight, accounts payable transition activities, processing invoices, check printing, invoice document services, credit card (travel and entertainment, procurement and fleet) related activities, strategic sourcing management services and oversight, procurement of goods and services related activities, materials management services and oversight, supply chain related administrative services (budget, SLAs, etc.) and similar services.

         "Services" means one or more of services composing Accounting Services, Facilities Services, Human Resources Services, Information Technology Services, Legal Services, and Supply Chain Services.

                                  EXHIBIT 3

                             ADDITIONAL SERVICES

         Additional Services shall be provided only pursuant to a definitive written agreement, if any, as may be entered into between Western Resources and Protection One. For purposes of this Exhibit 3, the term "Additional Services" means services constituted or represented by any material increase, expansion, or broadening of Western's obligations hereunder, relative to the Services to otherwise be provided hereunder by Western to Client Group.

         Protection One, for itself, and for each Client Group Member, and Western hereby agree, with respect to Additional Services, if any, that Protection One and Western shall, from time to time, attempt to negotiate in good faith a mutually agreeable definitive agreement for the performance of such Additional Services by Western for Protection One and Client Group, as contemplated by Section 1; provided, except as expressly set forth in this
Exhibit 3, nothing shall be deemed to create any legal obligation of any kind whatsoever upon any party to enter into any agreement with respect to Additional Services.

Section 2.    TERM.

              a. Unless terminated pursuant to Section 2(b), this Agreement shall be effective from the Exhibit 3 Effective Date and shall automatically terminate upon the earlier of (i) June 30, 2000, unless thereafter extended by written mutual agreement on a month to month basis or (ii) Closing, as defined in the merger agreement dated March 18, 1998 between Western Resources, Inc. and Kansas City Power & Light Company
                  ("Merger Agreement"), of the Merger Agreement.

              b. Termination. This Agreement may also terminate:

                   i. At any time by written mutual agreement of the parties; or

                   iii. Upon sixty (60) calendar days prior written  notice from one party to the other stating that party's intent to
                          terminate this Agreement for "cause." For the purposes
                        of this Agreement, the term "cause" means, and is limited to, a material breach of this Agreement by either party which remains uncured more than 30 days after written notice of such breach has been provided.

Section 3.    CLIENT GROUP.

         For purposes of providing the Services described in Section 1, the term "Client Group" means, and is limited to:

                                  EXHIBIT 3

Protection One Alarm Monitoring, Inc.      Protection One, Inc.
Security Monitoring Services, Inc.         Comsec Narragansett Security, Inc
Protection One International, Inc.         Comsec Systems, Inc.
P-1 Merger Sub (Del)                       Network Multifamily Security
                                           Corporation, Inc.
P-1 Merger Sub (Mass)                      Protection One Investments, Inc.
Protection One Canada, Inc.                Canguard, Inc.
Protection One U.K., Inc.                  Compagnie Euorpeenne de
                                           Telesecurete, S.A.
CET Benelux, S.A.                          CET Swisse
CET Technishe Sicherheirsdienste GmbH      Eurocontact
Europ Telesecurite                         Grance Reseau Telesecurite
Actar                                      Aldis
Servelance Electroreque de France          Croese Larroch
E.S. Beveliging                            Protection One Acquisition Holding
Protection One Alarm Monitoring of         Corporation, Inc.
Mass, Inc.

Section 4.  CONSIDERATION.

         (a) Subject to Sections 4(b), (c), (d), and (e) Protection One shall cause to be paid in cash to Western, in exchange for the Services, an amount equal to the sum of

            (i) the aggregate of the mathematical products of the total Chargeable Hours for such Services and the respective hourly rate(s) set forth on Attachment A to this Exhibit 3;

           (ii) Western's out-of-pocket costs including without limitation, travel, lodging meals, long distance charges and overnight mail as itemized on a statement; and

          (iii) any other costs for services and/or products that are not susceptible to hourly rate pricing which are directly provided or contracted out by Western to be provided to Protection One.

         Any amount due under Section 4 shall be paid by the 10th calendar day of the month coinciding with or next following the date on which Protection One receives from Western a statement itemizing such amounts due. For purposes of this Exhibit 3, the term "Chargeable Hour" means an actual labor hour worked by a person in the classification of personnel set forth on Attachment A.

         (b) Each of the parties hereby agrees that, notwithstanding anything to the contrary in this Agreement, if Western Resources determines during the term of this Agreement that the aggregate amount paid or payable as of such determination by Protection One under Section 4(a) is less than 90% (ninety percent) of the actual costs incurred and as documented by Western in

                                  EXHIBIT 3


providing the related Services, then the amount payable by Protection One for Services provided after such determination shall be automatically increased as described in Section 4(c).

         (c) The amount payable by Protection One for Services shall be increased, if at all, as contemplated by Section 4(b), such that the amount then payable by Protection One for Services provided after any such determination is at least 90% (ninety percent) of the actual costs incurred by Western in providing Services under this Agreement after such determination.

         (d) Any change in the organizational structure of either Western or Protection One which also results in a change of Services contrary to this Agreement, will result in negotiations to determine the proper payable amount in light of those changes.

         (e) Notwithstanding anything to the contrary in this Exhibit 3, in no event shall the aggregate amount payable by Protection One under Section 4 exceed $3.5 million (three million five hundred thousand dollars).

         Unless otherwise agreed to in writing all payments shall be made by wire transfer to the account identified immediately below.

                         Bank of America, Dallas, Texas
                             Western Resources, Inc.
                                  Acct # 375-095-4775
                              Routing No. 111000012

         IN WITNESS WHEREOF, the parties have executed this Exhibit 3 on the day and year first-above written.


WESTERN RESOURCES, INC.                   PROTECTION ONE, INC.


Signature:/s/ Rita A. Sharpe              Signature:/s/ Annette Beck
By:    Rita A. Sharpe                     By:    Annette Beck
Title: Vice President Shared Services     Title: President
Date:                                     Date:  October 29, 1999

                                 Attachment A
                                 to Exhibit 3


                   DESCRIPTION                 HOURLY RATE

                   Clerical                         $24

                   Staff                            $38

                   Senior Staff                     $55

                   Manager                          $66

                   Director                         $82

                   Executive Director               $95

                                  EXHIBIT 4

This Exhibit 4 is incorporated as of October 14, 1999 ("Exhibit 4 Effective Date") to that certain Service Agreement ("Service Agreement") made and entered into as of the 3rd day of May 1999 ("Effective Date") by and between WESTERN RESOURCES, INC., a Kansas corporation ("Western"), and PROTECTION ONE, INC., a Delaware corporation ("Protection One"). For purposes of this Exhibit 4, the term "Agreement" means, and is limited to, the Service Agreement together with this Exhibit 4.


Section 1.        SERVICES.

         Western will, as more specifically set forth in this Exhibit 4, provide, or cause to be provided, SSMS to one or more Client Group Members. Unless expressly indicated otherwise, all references to Sections and subsections in this Exhibit 4 are references to such respective Sections and subsections in this Exhibit 4.

         Generally. Western shall cause the Shared Services Management Services ("SSMS") to be provided upon Protection One's reasonable request for itself, and for its more than 50% owned subsidiaries that are identified in Section 3 (each a "Client Group Member", and, collectively "Client Group").

         Certain Definitions.

         "Services" has the meaning ascribed to such term in Exhibit 3 to the Service Agreement.

         "Shared Services Management Services" means, and is limited to, oversight and coordination of the provision of any one or more of the Services and/or supervision of Protection One employees engaged in providing similar services.

         Additional Services. Additional Services shall be provided only pursuant to a definitive written agreement, if any, as may be entered into between Western and Protection One. For purposes of this Exhibit 4, the term "Additional Services" means services constituted or represented by any material increase, expansion, or broadening of Western's obligations hereunder, relative to the SSMS to otherwise be provided hereunder by Western to Client Group.

         Protection One, for itself, and for each Client Group Member, and Western hereby agree, with respect to Additional Services, if any, that Protection One and Western shall, from time to time, attempt to negotiate in good faith a mutually agreeable definitive agreement for the performance of such Additional Services by Western for Protection One and Client Group, as contemplated by Section 1; provided, except as expressly set forth in this
Exhibit 4, nothing shall be deemed to create any legal obligation of any kind whatsoever upon any party to enter into any agreement with respect to Additional Services.

                                  EXHIBIT 4

Section 2.   TERM.

         a.Unless terminated pursuant to Section 2(b), this Agreement shall be effective from the Exhibit 4 Effective Date and shall automatically terminate upon the earlier of (i) June 30, 2000, unless thereafter extended by written mutual agreement on a month to month basis, or
           (ii) Closing, as defined in the merger agreement dated March 18, 1998 between Western Resources, Inc. and Kansas City Power & Light Company ("Merger Agreement"), of the Merger Agreement.

         b.   Termination.  This Agreement may also terminate

           i.    at any time by written mutual agreement of the parties; or

           ii. upon sixty (60) calendar days prior written notice from one party to the other stating that party's intent to terminate this Agreement for "cause." For the purposes of this Agreement, the term "cause" means, and is limited to, a material breach of this Agreement by either party which remains uncured more than 30 days after written notice of such breach has been provided.

Section 3.   CLIENT GROUP.

         For purposes of providing the SSMS described in Section 1, the term "Client Group" means, and is limited to:


Protection One Alarm Monitoring, Inc.      Protection One, Inc.
Security Monitoring Services, Inc.         Comsec Narragansett Security, Inc.
Protection One International, Inc.         Comsec Sytems, Inc.
P-1 Merger Sub (Del)                       Network MultiFamily Security
                                           Corporation, Inc.
P-1 Merger Sub (Mass)                      Protection One Investments, Inc.
Protection One Canada, Inc.                Canguard, Inc.
Protection One U.K., Inc.                  Compagnie Euorpeenne de
                                           Telesecurete, S.A.
CET Benelux, S.A.                          CET Swisse
CET Technishe Sicherheirsdienste GmbH      Eurocontact
Europ Telesecurite                         Grance Reseau Telesecurite
Actar                                      Aldis
Servelance Electoreque de France           Croese Larroch
E.S. Beveliging                            Protection One Acquisition Holding
Protection One Alarm Monitoring of         Corporation, Inc.
Mass, Inc.

                                  EXHIBIT 4


Section 4.   CONSIDERATION.

      (a) Subject to Sections 4(b), (c), (d), and (e) Protection One shall cause to be paid in cash to Western,

             (i) in exchange for the SSMS, $54,000 (fifty-four thousand dollars) per month in 1999 and $38,000 (thirty-eight thousand dollars) per month in 2000 for each month this Agreement is in effect. In the event this Agreement extends past 2000, the amount due each month in exchange for SSMS will be determined by mutual written agreement; and

            (ii) Western's out-of-pocket costs including without limitation, travel, lodging meals, long distance charges and overnight mail as itemized on a statement.

         Any amount due under Section 4 shall be paid by the 10th calendar day of the month coinciding with or next following the date on which Protection One receives from Western a statement itemizing such amounts due.

         (b) Each of the parties hereby agrees that, notwithstanding anything to the contrary in this Agreement, if Western determines during the term of this Agreement that the aggregate amount paid or payable as of such determination by Protection One under Section 4(a) is less than 90% (ninety percent) of the actual costs incurred and as documented by Western in providing the related SSMS, then the amount payable by Protection One for SSMS provided after such determination shall be automatically increased as described in Section 4(c).

         (c) The amount payable by Protection One for SSMS shall be increased, if at all, as contemplated by Section 4(b), such that the amount then payable by Protection One for SSMS provided after any such determination is at least 90% (ninety percent) of the actual costs incurred by Western in providing SSMS under this Agreement after such determination.

         (d) Any change in the organizational structure of either Western or Protection One which also results in a change of Services contrary to this Agreement, will result in negotiations to determine the proper payable amount in light of those changes.

         (e) Notwithstanding anything to the contrary in this Exhibit 4, in no event shall the aggregate amount payable by Protection One under Section 4 exceed $1.5 million (one million five hundred thousand dollars).

                                  EXHIBIT 4


         Unless otherwise agreed to in writing all payments shall be made by wire transfer to the account identified immediately below.

                         Bank of America, Dallas, Texas
                             Western Resources, Inc.
                                  Acct # 375-095-4775
                              Routing No. 111000012

         IN WITNESS WHEREOF, the parties have executed this Exhibit 4 on the day and year first above written.


WESTERN RESOURCES, INC.                   PROTECTION ONE, INC.


Signature:/s/ Rita A. Sharpe              Signature:/s/ Annette Beck
By:    Rita A. Sharpe                     By:    Annette Beck
Title: Vice President Shared Services     Title: President
Date:                                     Date:  October 29, 1999